Exhibit 21.1
ALBERTSONS COMPANIES, INC.

SCHEDULE OF SUBSIDIARIES

The following is a list of all the Company’s subsidiaries, excluding twelve (12) companies, which are not listed because they: (i) are not actively conducting business; (ii) are maintained solely for the purpose of holding licenses; (iii) hold no assets; or (iv) are less than majority owned.

AB Management Services Corp. (DE)
Ink Holdings, LLC (DE)
Albertsons Safeway LLC and its subsidiaries: (DE)
Albertsons Health, LLC (DE)
Albertsons Global Holdings LLC (DE)
Albertson's LLC and its subsidiaries: (DE)
ABS Real Estate Holdings LLC and its subsidiaries: (DE)
ABS Mezzanine III LLC and its subsidiaries: (DE)
ABS CA-GL LLC (DE)
ABS CA-O DC1 LLC (DE)
ABS CA-O DC2 LLC (DE)
ABS CA-O LLC (DE)
ABS ID-GL LLC (DE)
ABS ID-O DC LLC (DE)
ABS ID-O LLC (DE)
ABS MT-GL LLC (DE)
ABS MT-O LLC (DE)
ABS NV-GL LLC (DE)
ABS NV-O LLC (DE)
ABS OR-GL LLC (DE)
ABS OR-O DC LLC (DE)
ABS OR-O LLC (DE)
ABS Surplus-O LLC (DE)
ABS UT-GL LLC (DE)
ABS UT-O DC LLC (DE)
ABS UT-O LLC (DE)
ABS WA-GL LLC (DE)
ABS WA-O LLC (DE)
ABS WY-GL LLC (DE)
ABS WY-O LLC (DE)
ABS Real Estate Company LLC (DE)
ABS Real Estate Investor Holdings LLC and its subsidiary: (DE)
ABS Mezzanine I LLC and its subsidiaries: (DE)
ABS DFW Investor LLC and its subsidiary: (DE)
ABS DFW Lease Investor LLC (DE)
ABS FLA Investor LLC and its subsidiary: (DE)
ABS FLA Lease Investor LLC (DE)
ABS RM Investor LLC and its subsidiary: (DE)
ABS RM Lease Investor LLC (DE)
ABS SW Investor LLC and its subsidiary: (DE)
ABS SW Lease Investor LLC (DE)
ABS TX Investor LP (TX)

ASP SW Investor LLC (DE)
ABS Real Estate Owner Holdings LLC and its subsidiaries: (DE)
ABS FLA Lease Owner LLC (DE)
ASP NoCal Lease Owner LLC (DE)
Albertson's Liquors, Inc. (WY)
Albertson’s Stores Sub Holdings LLC and its subsidiary: (DE)
AB Acquisition LLC and its subsidiary: (DE)
Albertson’s Stores Sub LLC (DE)
American Food and Drug LLC and its subsidiaries: (DE)
American Stores Properties LLC (DE)
Jewel Osco Southwest LLC (IL)
Sunrich Mercantile LLC (CA)
Fresh Holdings LLC and its subsidiary: (DE)
Extreme LLC and its subsidiaries: (DE)
Newco Investments, LLC (DE)
NHI Investment Partners, LP (DE)
Good Spirits LLC (TX)
Malin Acquisitions, LLC (DE)
Spirit Acquisition Holdings LLC and its subsidiary: (DE)
United Supermarkets, L.L.C. and its subsidiary: (TX)
Llano Logistics, Inc. (DE)
Safeway Inc. and its subsidiaries: (DE)
Association of Unit Owners Safeway Beretania (HI)
Better Living Brands LLC (DE)
Boulder Investco LLC (DE)
Cayam Energy, LLC (DE)
Consolidated Procurement Services, Inc. (DE)
DineInFresh, LLC (DE)
Divario Ventures LLC (DE)
Dominick’s Supermarkets, LLC and its subsidiary: (DE)
Dominick’s Finer Foods, LLC and its subsidiary: (DE)
Dominick’s Finer Foods, Inc. of Illinois (IL)
GFM Holdings I, Inc. and its subsidiary: (DE)
GFM Holdings LLC and its subsidiary: (DE)
Genuardi’s Family Markets LP (DE)
JA Procurement LLC (DE)
Lehua Insurance Company, Inc. (HI)
Lucerne Foods, Inc. and its subsidiaries: (DE)
Eating Right LLC (DE)
Lucerne Dairy Products LLC (DE)
Lucerne North America LLC (DE)
O Organics LLC (DE)
NAI Holdings GP LLC (DE)
New Albertsons L.P. and its subsidiaries: (DE)
ABS Finance Co., Inc. (DE)
Albertsons Companies Specialty Care, LLC (DE)
American Stores Company, LLC and its subsidiaries: (DE)
American Drug Stores LLC and its subsidiary: (DE)
American Partners, L.P. (IN)
American Procurement and Logistics Company LLC and its subsidiary: (DE)
APLC Procurement, Inc. (UT)
ASC Media Services, Inc. and its subsidiary: (UT)

U.S. Satellite Corporation (UT)
ASP Realty, LLC (DE)
Beryl American Corporation (VT)
Jewel Companies, Inc. and its subsidiaries: (DE)
Acme Markets, Inc. and its subsidiary: (DE)
Giant of Salisbury, Inc. (MD)
Jewel Food Stores, Inc. and its subsidiary: (OH)
Jetco Properties, Inc. (DE)
Lucky Stores LLC (OH)
Medcart Specialty Care, LLC (DE)
NAI Saturn Eastern LLC and its subsidiary: (DE)
Collington Services LLC (DE)
SSM Holdings Company and its subsidiary: (DE)
Shaw's Supermarkets, Inc. and its subsidiaries: (MA)
360 Chauncy Street Realty Trust (MA)
675 Randolph Realty Trust (MA)
Adrian Realty Trust (MA)
Border Street Realty Trust (MA)
Clifford W. Perham, Inc. (ME)
Hayward Street Investment Trust and its subsidiary: (MA)
K&J Realty Trust (MA)
Keene Realty Trust (NH)
LRT Realty Trust (MA)
Michael's Realty Trust (MA)
Shaw's Realty Co. (ME)
Shaw's Realty Trust and its subsidiary: (MA)
Galway Realty Trust (MA)
Star Markets Holdings, Inc. and its subsidiary: (MA)
Star Markets Company, Inc. (MA)
WP Properties, LLC (RI)
Wildcat Acquisition Holdings LLC and its subsidiary: (DE)
Vons REIT, Inc. and its subsidiary: (DE)
Wildcat Markets Opco LLC (DE)
Pak ’N Save, Inc. (CA)
Randall’s Holdings, Inc. and its subsidiaries: (DE)
Randall’s Food Markets, Inc. and its subsidiary: (DE)
Randall’s Food & Drugs LP and its subsidiary: (DE)
Randall’s Management Company, Inc. and its subsidiary: (DE)
Randall’s Beverage Company, Inc. (TX)
Randall’s Investments, Inc. (DE)
Safeway Canada Holdings, Inc. and its subsidiary: (DE)
Safeway New Canada, Inc. and its subsidiary: (DE)
CSL IT Services ULC (formerly Canada Safeway Limited) and its subsidiary:
(British Columbia)
Mealime Meal Plans ULC (British Columbia)
Safeway Corporate, Inc. (DE)
Safeway Dallas, Inc. and its subsidiaries: (DE)
Avia Partners, Inc. (DE)
Safeway Stores 86, Inc. (DE)
Safeway Stores 87, Inc. (DE)
Safeway Stores 88, Inc. (DE)
Safeway Stores 97, Inc. (DE)

Safeway Stores 98, Inc. (DE)
Safeway Denver, Inc. and its subsidiaries: (DE)
Safeway Stores 44, Inc. (DE)
Safeway Stores 45, Inc. (DE)
Safeway Stores 46, Inc. (DE)
Safeway Stores 48, Inc. (DE)
Safeway Stores 49, Inc. (DE)
Safeway Gift Cards, LLC (AZ)
Safeway Health Inc. (DE)
Safeway Holdings I, LLC and its subsidiary: (DE)
GroceryWorks.com, LLC and its subsidiary: (DE)
GroceryWorks.com Operating Company, LLC (DE)
Safeway Leasing, Inc. (DE)
Safeway Philtech Holdings, Inc. and its subsidiary: (DE)
Safeway Philtech Inc. (Philippines)
Safeway Realty LLC and its subsidiary: (DE)
ACI Real Estate Holding I Company LLC and its subsidiary: (DE)
ACI Real Estate Holding II Company LLC and its subsidiary: (DE)
ACI Real Estate Company LLC and its subsidiaries: (DE)
ACI Real Estate SPE 102, LLC (DE)
ACI Real Estate SPE 103, LLC (DE)
ACI Real Estate SPE 106, LLC (DE)
ACI Real Estate SPE 109, LLC (DE)
ACI Real Estate SPE 110, LLC (DE)
ACI Real Estate SPE 112, LLC (DE)
ACI Real Estate SPE 118, LLC (DE)
ACI Real Estate SPE 119, LLC (DE)
ACI Real Estate SPE 120, LLC (DE)
ACI Real Estate SPE 121, LLC (DE)
ACI Real Estate SPE 122, LLC (DE)
ACI Real Estate SPE 123, LLC (DE)
ACI Real Estate SPE 126, LLC (DE)
ACI Real Estate SPE 127, LLC (DE)
ACI Real Estate SPE 132, LLC (DE)
ACI Real Estate SPE 134, LLC (DE)
ACI Real Estate SPE 135, LLC (DE)
ACI Real Estate SPE 136, LLC (DE)
ACI Real Estate SPE 137, LLC (DE)
ACI Real Estate SPE 143, LLC (DE)
ACI Real Estate SPE 147, LLC (DE)
ACI Real Estate SPE 148, LLC (DE)
ACI Real Estate SPE 153, LLC (DE)
ACI Real Estate SPE 154, LLC (DE)
ACI Real Estate SPE 155, LLC (DE)
ACI Real Estate SPE 157, LLC (DE)
ACI Real Estate SPE 158, LLC (DE)
ACI Real Estate SPE 159, LLC (DE)
ACI Real Estate SPE 160, LLC (DE)
ACI Real Estate SPE 161, LLC (DE)
Safeway Richmond, Inc. and its subsidiary: (DE)
Safeway Stores 58, Inc. (DE)
Safeway Southern California, Inc. and its subsidiaries: (DE)

Safeway Stores 28, Inc. (DE)
The Vons Companies, Inc. (MI)
Safeway Trucking, Inc. (DE)
SSI – AK Holdings, Inc. and its subsidiary: (DE)
Carr-Gottstein Foods Co. (DE)